Regions Funds

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010

                                  June 21, 1999



Edgar Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    REGIONS FUNDS (the "Trust")
                  Regions Treasury Money Market Fund
                  Regions Limited Maturity Government Fund
                  Regions Fixed Income Fund
                  Regions Balanced Fund
                  Regions Value Fund
                  Regions Growth Fund
                  Regions Aggressive Growth Fund
              1933 Act File No. 33-44737
              1940 Act File No. 811-6511

Dear Sir or Madam:

         Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplement to the Prospectus and Statement of Additional Information dated January 31, 1999, as amended on June 21, 1999, is hereby electronically transmitted.

                                                              Very truly yours,



                                                              /s/Amy S. Wilson
                                                              Amy S. Wilson
                                                              Compliance Analyst


Enclosures